                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              THE TOPAZ GROUP, INC.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)

              NEVADA                                     91-1762285
         ----------------                           --------------------
         (State of Incorporation                     (I.R.S. Employer
         or Organization)                            Identification No.)

126/1 KRUNGTHONBURI ROAD, BANGLAMPOO LANG, KLONGSARN, BANGKOK 10600 THAILAND
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


If this Form relates to the registration    If this Form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and is    securities pursuant to Section 12(g)
effective pursuant to General               of the Exchange Act and is effective
Instruction A.(c), please check the         pursuant to General
following box. /X/                          Instruction A.(d), please check the
                                            following box. /_/



Securities Act registration statement file number to which this form relates:
None

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to be so Registered    Name of Each Exchange on Which Each
                                           Class is to be Registered

Common Stock, $.001 par value              American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Information required by this Item 1 relating to the Registrant's capital stock is incorporated by reference to Amendment No. 2 to the Registrant's General Form for Registration of Securities on Form 10 (File No. 0-27415) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on January 8, 2002, under the section captioned "Description of Securities" beginning on page 36 of the Registration Statement.

Item 2.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

*2.1 Agreement of Exchange among the Company, Best Worth Agents, Ltd and Advance Gems & Jewelry Co., Ltd., dated April 30, 1999

*2.2 Agreement of Exchange among the Company, Best Worth Agents, Ltd and Creative Gems & Jewelry Co., Ltd., dated April 30, 1999

*3(i)(a) Amended and Restated Articles of Incorporation of the Company, dated
         November 17, 1998

*3(i)(b) Certificate of Change in the Number of Outstanding Shares of Common
         Stock, dated November 16, 2000

*3(ii)   Bylaws of the Company, dated June 5, 1996

*4.1 Amended and Restated Certificate of Designation of the Company's Series A Preferred Stock and Series B Preferred Stock, filed July 20, 2001

* Incorporated by reference to the exhibit of the same number filed with the Registrant's General Form for Registration of Securities on Form 10 (File No. 0-27415).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              THE TOPAZ GROUP, INC.


Date: March 19, 2002                          By: /s/ Terrance C. Cuff
                                                 ------------------------------
                                                 Name:  Terrance C. Cuff
                                                 Title: Chief Financial Officer